                                                                     EXHIBIT 4.4

                         [FORM OF GLOBAL EXCHANGE NOTE]

     UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

                                       $

                            CINCINNATI MILACRON INC.
                             7-7/8% NOTES DUE 2000

                              GLOBAL EXCHANGE NOTE


CUSIP NO.:                                                      PRINCIPAL AMOUNT
                                                                     REPRESENTED
                                                                    $


     CINCINNATI MILACRON INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company", which term includes any
                                        -------
successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., as the nominee of The Depository Trust Company (the "Depository"), or registered assigns, the principal sum of
                    ----------
ONE HUNDRED MILLION DOLLARS ($100,000,000) (or such lesser amount as shall be the outstanding principal amount of this U.S. Global Note shown in Schedule A
                                                                   ----------
hereto) on May 15, 2000 (the "Stated Maturity"), and to pay interest thereon
                              ---------------
semiannually in arrears on each May 15 and November 15 (each, an "Interest
                                                                  --------
Payment Date"), beginning November 15, 1995, and at maturity, from the later of
- ------------
May 17, 1995, or the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 7-7/8% per annum, until the principal hereof becomes due and payable, and at such rate on any overdue principal and on any overdue installments of interest (to the extent that the payment of such interest shall be legally enforceable).

     This security is the Global Exchange Note issued on the date hereof which represents 100% of the principal face amount of the Company's 7-7/8% Notes Due 2000 (the "Notes"), which Notes have been registered under the Securities Act of
           -----
1933, as amended. This Global Exchange Note is one of the duly authorized issues of securities of the Company (the "Debentures"), issued or to be issued
                                          ----------
in one or more series under the Indenture dated as of July 1, 1985 between the Company and BankAmerica National Trust Company (formerly BankAmerica Trust Company of New York), as supplemented by the First Supplemental Indenture dated as of February 26, 1987, the Second Supplemental Indenture dated as of March 16, 1994 and the Third Supplemental Indenture dated as of May 17, 1995 (the "Indenture"), to which Indenture reference is hereby made for a statement of the
 ---------
respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each of the holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered and transferred. All terms used in this Global Exchange Note which are not defined herein shall have the meanings assigned to them in the Indenture.

     The interest payable hereunder, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Global Exchange Note is registered at the close of business on the fifteenth day immediately preceding such Interest Payment Date, or at 5:00 p.m., New York City time, on such fifteenth day, if such fifteenth day is not a Business Day (the "Regular Record Date"). "Business Day" with respect to the Debentures means any
 -------------------
day that is not a Saturday, a Sunday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by the law or executive order to close. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date by virtue of such Person having been such holder, and may either be paid to the Person in whose name this Global Exchange Note is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice of which having been given to each holder of Debentures of this series not less than 15 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of and interest on this Global Exchange Note will be made by the Company to the Trustee, and if such payments are made by the Company, the Trustee in turn will make such payments to the Depository.

     Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

     The Notes are not subject to redemption prior to Stated Maturity.

     If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of all the Debentures of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debentures of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debentures at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of not less than 50% in aggregate principal amount of the Debentures of any series at the time Outstanding, on behalf of the holders of all the Debentures of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holders of this Global Exchange Note shall be conclusive and binding upon such holders and upon all future holders of interests in this Global Exchange Note and of any Global Exchange Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Exchange Note.

     Holders of Debentures may not enforce their rights pursuant to the Indenture or the Debentures except as provided in the Indenture. No reference herein to the Indenture and no provision of this Global Exchange Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Global Exchange Note at the times, place and rate, and in the coin or currency, herein prescribed.

     Under certain conditions set forth in the Indenture, interests in this Global Exchange Note are exchangeable in whole or in part for duly executed and issued Definitive Debentures in the form of Exhibit D to the Third Supplemental Indenture.

     The statements set forth in the legend, if any, set forth hereon are an integral part of the terms of this Global Exchange Note and by acceptance hereof each holder of this Global Exchange Note agrees to be subject to and bound by the terms and provisions set forth in such legend.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

     No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Global Exchange Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Exchange Note is registered as the owner hereof for all purposes, whether or not this Global Exchange Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Global Exchange Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  _______________, 1995

                                                       CINCINNATI MILACRON INC.,


                                                       by_______________________
                                                            Name:
                                                            Title:


Corporate Seal



Attest:


     by_______________________
       Name:
       Title:

CERTIFICATE OF AUTHENTICATION

     This is one of the global Notes issued
     under the within-mentioned Indenture.

BANKAMERICA NATIONAL TRUST COMPANY, as Trustee

     by_______________________
        Authorized Signatory

                            CERTIFICATE OF TRANSFER

     To transfer or assign this Note, fill in the form below:

I or we transfer and assign this Note to

____________________________________________________________
              (Insert assignee's tax I.D. number)

____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
   (Print or Type assignee's name, address and zip code)

and irrevocably appoint _____________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:_____________       Your signature:____________________

                                   SCHEDULE A
                                   ----------

                             SCHEDULE OF EXCHANGES
                             ---------------------


The following exchanges of Notes for Notes represented by this Global Exchange Note have been made:

                                Change in
Principal                       principal       Principal
Amount of this                  amount of this  amount of this
Global                          Global          Global
Exchange Note                   Exchange Note   Exchange Note   Notation made
as of date of    Date exchange  due to          following       by or on behalf
issue                made       exchange        such exchange   of the Company
- --------------   -------------  --------------  --------------  --------------
$